 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 27, 2008

DIGITALPOST INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-124405	26-1944595
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

3240 El Camino Real, Suite 230, Irvine, CA  92602

(Address of Principal Executive Offices)(Zip Code)

(714) 824-3000

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01— Entry into a Material Definitive Agreement.

On March 27, 2008, DigitalPost Interactive, Inc. ("DigitalPost") entered into an agreement with CFI Sales and Marketing, LLC, an affiliate of Westgate Resorts (“Westgate”), the third largest timeshare company in the world.

Under the agreement, DigitalPost agrees to provide, a customized, private label version of its TheFamilyPost.com family website subscription service for Westgate, which DigitalPost agrees to host and maintain.

With over $800 million in annual revenues and 55,000 new time share owners a year, Westgate is the largest privately-owned company of its kind in the world.

Expected to launch in the second quarter of 2008, Westgate agrees to market the new family website service to its 500,000 existing timeshare owners and the 300,000 prospects they receive every year. In addition, Westgate agrees to deliver trial subscriptions of the service to every new member they receive.

Additionally, Westgate agrees to make the family website platform accessible through one of its corporate websites, which its customers can log in to create and manage their family website.

DigitalPost agrees to pay Westgate 40% of the ongoing monthly net fees received by DigitalPost for active, paying customer subscriptions during the term of the agreement, and 20% profit share of photo merchandise sold through the family websites.  The term of the agreement is for two years and automatically renews for successive one year terms.

In addition, DigitalPost agrees to grant Westgate warrants to purchase up to 2,025,000 shares in aggregate of common stock of DigitalPost at an exercise price of $.32 per share.  These warrants vest based upon Westgate achieving and referring certain number of paid website subscriptions as follows:  162,500 cumulative warrant shares become vested at 10,000 websites; 350,000 cumulative warrant shares become vested at 20,000 websites; 562,500 cumulative warrant shares become vested at 30,000 websites; 800,000 cumulative warrant shares become vested at 40,000 websites; 1,062,500 cumulative warrant shares become vested at 50,000 websites; 1,350,000 cumulative warrant shares become vested at 60,000 websites; 1,662,500 cumulative warrant shares become vested at 80,000 websites; and; 2,025,000 cumulative warrant shares become vested at 100,000 websites.  These warrants include certain antidilution provisions and the term is for two years.

Item 99.01—Financial Statement and Exhibits

99.01	Agreement between DigitalPost Interactive, Inc. and CFI Sales and Marketing, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalPost Interactive, Inc.

```	By:	/s/ Mike Sawtell
Name: Mike Sawtell
Title: Chief Executive Officer, President and Sole Director

Date:       March 31, 2008